Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q2 2018 Results

New York, NY – August 1, 2018 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the "Company" or "Silvercrest") today reported the results of its operations for the quarter ended June 30, 2018.

Business Update

Silvercrest concluded a successful second quarter supported by very strong new client acquisition – with $240 million in new client assets – as well as strong equity markets. Our progress during the quarter occurred against a backdrop of client rebalancing and tax payments, resulting in a net increase of $300 million in discretionary assets under management. The firm ended the second quarter of 2018 with new, firm-wide highs of $16.2 billion in discretionary assets under management and $21.8 billion in total assets under management. Our discretionary assets have grown 10% year over year as of quarter end.

Silvercrest has recently completed building its investment in the previously announced outsourced CIO business with the addition of a new business development professional to complement the firm’s first-class investment team. Silvercrest continues to invest in its business development and portfolio management teams to lay the groundwork for continued growth. We firmly believe that re-investment in our business and in our clients will create the greatest long-term value for shareholders by continuing our established record of prudent growth, and we remain prepared to use our capital to grow the business with new strategic initiatives and intellectual capital, including new asset management capabilities.

New business during the second quarter was paced by our value equity team and the successful introduction of new strategies – such as SMID Cap Value -- to the marketplace. Our successful approach to active management continues to differentiate our firm against a backdrop of cheap beta and cookie-cutter asset allocations. We expect our performance to support more opportunity in the institutional marketplace, as well as providing a compelling and competitive offering to high net worth clients and prospects. We now have over $4.0 billion in institutional client assets committed to the firm.

While the current M&A environment is competitive and expensive, Silvercrest continues to participate in acquisition discussions with culturally compatible firms to complement our organic growth, investment capabilities and professional talent.

On July 30, 2018, the Company’s Board of Directors declared a quarterly dividend of $0.14 per share of Class A common stock.  The dividend will be paid on or about September 21, 2018 to shareholders of record as of the close of business on September 14, 2018.

Second Quarter 2018 Highlights

•	Total Assets Under Management (“AUM”) of $21.8 billion, inclusive of discretionary AUM of $16.2 billion and non-discretionary AUM of $5.6 billion at June 30, 2018.
•	Revenue of $24.6 million.
•	U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $4.2 million and $2.3 million, respectively.
•	Basic and diluted net income per share of $0.28.
•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)[1] of $7.1 million.
•	Adjusted net income[1] of $4.2 million.
•	Adjusted basic and diluted earnings per share[1], [2] of $0.32 and $0.31, respectively.

The table below presents a comparison of certain GAAP and non-GAAP ("adjusted") financial measures and AUM.

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands except as indicated)	2018	2017	2018	2017
Revenue	$24,577	$22,091	$48,908	$44,042
Income before other income (expense), net	$5,453	$5,154	$10,747	$9,901
Net income	$4,193	$3,600	$8,243	$6,900
Net income margin	17.1%	16.3%	16.9%	15.7%
Net income attributable to Silvercrest	$2,337	$1,858	$4,568	$3,545
Net income per basic and diluted share	$0.28	$0.23	$0.55	$0.44
Adjusted EBITDA[1]	$7,094	$6,773	$14,018	$13,266
Adjusted EBITDA margin[1]	28.9%	30.7%	28.7%	30.1%
Adjusted net income[1]	$4,245	$3,158	$8,350	$6,155
Adjusted basic earnings per share[1,2]	$0.32	$0.24	$0.63	$0.47
Adjusted diluted earnings per share[1,2]	$0.31	$0.23	$0.61	$0.45
Assets under management at period end (billions)	$21.8	$19.9	$21.8	$19.9
Average assets under management (billions)[3]	$21.7	$19.6	$21.6	$19.3
Discretionary assets under management (billions)	$16.2	$14.7	$16.2	$14.7

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]

Adjusted basic and diluted earnings per share measures for the three and six months ended June 30, 2018 are based on the number of shares of Class A common stock and Class B common stock outstanding as of June 30, 2018.  Adjusted diluted earnings per share are further based on the addition of unvested deferred equity units, restricted stock units, and performance units to the extent dilutive at the end of the reporting period.

[3]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.

AUM at $21.8 billion

Silvercrest’s discretionary assets under management increased by $1.5 billion, or 10.2%, to $16.2 billion at June 30, 2018 from $14.7 billion at June 30, 2017.  The increase was attributable to market appreciation of $1.2 billion and net client inflows of $0.3 billion.  Silvercrest’s total AUM increased by $1.9 billion, or 9.5%, to $21.8 billion at June 30, 2018 from $19.9 billion at June 30, 2017.  The increase was attributable to market appreciation of $1.6 billion and net client inflows of $0.3 billion.

Silvercrest’s discretionary assets under management increased by $0.3 billion, or 1.9%, to $16.2 billion at June 30, 2018 from $15.9 billion at March 31, 2018.  The increase was attributable to market appreciation of $0.4 billion partially offset by net client outflows of $0.1 billion.  Silvercrest’s total AUM increased by $0.3 billion, or 1.4%, to $21.8 billion at June 30, 2018 from $21.5 billion at March 31, 2018.  The increase was attributable to market appreciation of $0.4 billion partially offset by net client outflows of $0.1 billion.

Second Quarter 2018 vs. Second Quarter 2017

Revenue increased by $2.5 million, or 11.3%, to $24.6 million for the three months ended June 30, 2018, from $22.1 million for the three months ended June 30, 2017. This increase was driven primarily by growth in our management and advisory fees as a result of increased assets under management.

Total expenses increased by $2.2 million, or 12.9%, to $19.1 million for the three months ended June 30, 2018 from $16.9 million for the three months ended June 30, 2017. Compensation and benefits expense increased by $1.4 million, or 10.9%, to $14.4 million for the three months ended June 30, 2018 from $13.0 million for the three months ended June 30, 2017. The increase was primarily attributable to an increase in the accrual for bonuses of $1.4 million and an increase in salaries expense of $0.1 million primarily as a result of merit-based increases, partially offset by a decrease in benefits expense of $0.1 million. General and administrative expenses increased by $0.8 million, or 19.7%, to $4.7 million for the three months ended June 30, 2018 from $3.9 million for the three months ended June 30, 2017. The increase was primarily attributable to an increase in occupancy costs of $0.3 million mainly due to an increase in rent expense associated with the extension of the lease for our office space in New York, an increase in sub-advisory and referral fees of $0.1 million due to an increase in sub-advisory revenue and an increase in portfolio and systems expenses of $0.4 million due to an increase in accrued soft dollar-related research costs.

Consolidated net income was $4.2 million or 17.1% of revenue for the three months ended June 30, 2018 as compared to $3.6 million or 16.3% of revenue for the same period in the prior year.  Net income attributable to Silvercrest was $2.3 million, or $0.28 per basic and diluted share for the three months ended June 30, 2018.   Our Adjusted Net Income1 was $4.2 million, or $0.32 per adjusted basic share and $0.31 per adjusted diluted share2 for the three months ended June 30, 2018.

Adjusted EBITDA1 was $7.1 million or 28.9% of revenue for the three months ended June 30, 2018 as compared to $6.8 million or 30.7% of revenue for the same period in the prior year.

Six Months Ended June 30, 2018 vs. Six Months Ended June 30, 2017

Revenue increased by $4.9 million, or 11.0%, to $48.9 million for the six months ended June 30, 2018, from $44.0 million for the six months ended June 30, 2017. This increase was driven primarily by growth in our management and advisory fees as a result of increased assets under management.

Total expenses increased by $4.0 million, or 11.8%, to $38.1 million for the six months ended June 30, 2018 from $34.1 million for the six months ended June 30, 2017. Compensation and benefits expense increased by $2.6 million, or 10.1%, to $28.8 million for the six months ended June 30, 2018 from $26.1 million for the six months ended June 30, 2017. The increase was primarily attributable to an increase in the accrual for bonuses of $2.6 million and an increase in salaries expense of $0.1 million primarily as a result of merit-based increases, partially offset by a decrease in benefits expense of $0.1 million. General and administrative expenses increased by $1.4 million, or 17.1%, to $9.4 million for the six months ended June 30, 2018 from $8.0 million for the six months ended June 30, 2017. The increase was primarily attributable to an increase in occupancy costs of $0.8 million mainly due to an increase in rent expense associated with the extension of the lease for our office space in New York, an increase in sub-advisory and referral fees of $0.2 million due to an increase in sub-advisory revenue and an increase in portfolio and systems expenses of $0.5 million due to an increase in accrued soft dollar-related research costs.  This was partially offset by a decrease in depreciation and amortization of $0.1 million.

Consolidated net income was $8.2 million or 16.9% of revenue for the six months ended June 30, 2018 as compared to $6.9 million or 15.7% of revenue for the same period in the prior year.  Net income attributable to Silvercrest was $4.6 million, or $0.55 per basic and diluted share for the six months ended June 30, 2018.   Our Adjusted Net Income1 was $8.4 million, or $0.63 per adjusted basic share and $0.61 per adjusted diluted share2 for the six months ended June 30, 2018.

Adjusted EBITDA1 was $14.0 million or 28.7% of revenue for the six months ended June 30, 2018 as compared to $13.3 million or 30.1% of revenue for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $44.6 million at June 30, 2018, compared to $53.8 million at December 31, 2017. Silvercrest L.P. had notes payable of $0 at June 30, 2018 and $0.7 million at December 31, 2017.  As of June 30, 2018, there was nothing outstanding on our revolving credit facility with City National Bank.

Total Silvercrest Asset Management Group Inc.’s equity was $52.2 million at June 30, 2018.  We had 8,305,684 shares of Class A common stock outstanding and 4,904,888 shares of Class B common stock outstanding at June 30, 2018.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Earnings Per Share which are non-GAAP financial measures of earnings.  These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•

We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B shareholders.

•

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B shareholders.

•

Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26% for periods beginning on January 1, 2018 as a result of the Tax Cuts and Jobs Act, and 40% for periods prior to 2018.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B shareholders.

•

Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested deferred equity units, restricted stock units and performance units to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on August 2, 2018, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-866-394-9665 or for international listeners the call may be accessed by dialing 1-253-237-1128.  An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements and Other Disclosures

This report contains, and from time to time our management may make, forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue”, the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions, may include projections of our future financial performance, future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business or financial results. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include but are not limited to: incurrence of net losses, fluctuations in quarterly and annual results, adverse economic or market conditions, our expectations with respect to future levels of assets under management, inflows and outflows, our ability to retain clients from whom we derive a substantial portion of our assets under management, our ability to maintain our fee structure, our particular choices with regard to investment strategies employed, our ability to hire and retain qualified investment professionals, the cost of complying with current and future regulation coupled with the cost of defending ourselves from related investigations or litigation, failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct, our expected tax rate, and our expectations with respect to deferred tax assets,  adverse economic or market conditions, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Silvercrest brand and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017 which is accessible on the SEC’s website at www.sec.gov.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia and New Jersey, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenue
Management and advisory fees	$23,539	$21,107	$46,842	$42,126
Performance fees and allocations	—	10	—	10
Family office services	1,038	974	2,066	1,906
Total revenue	24,577	22,091	48,908	44,042
Expenses
Compensation and benefits	14,447	13,030	28,757	26,110
General and administrative	4,677	3,907	9,404	8,031
Total expenses	19,124	16,937	38,161	34,141
Income before other income (expense), net	5,453	5,154	10,747	9,901
Other income (expense), net
Other income, net	8	8	18	16
Interest income	76	11	129	22
Interest expense	(13)	(34)	(29)	(68)
Total other income (expense), net	71	(15)	118	(30)
Income before provision for income taxes	5,524	5,139	10,865	9,871
Provision for income taxes	1,331	1,539	2,622	2,971
Net income	4,193	3,600	8,243	6,900
Less: net income attributable to non-controlling interests	(1,856)	(1,742)	(3,675)	(3,355)
Net income attributable to Silvercrest	$2,337	$1,858	$4,568	$3,545
Net income per share:
Basic	$0.28	$0.23	$0.55	$0.44
Diluted	$0.28	$0.23	$0.55	$0.44
Weighted average shares outstanding:
Basic	8,288,392	8,104,697	8,238,115	8,091,742
Diluted	8,292,809	8,111,930	8,243,163	8,100,640

Exhibit 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of non-GAAP financial measure:
Net income	$4,193	$3,600	$8,243	$6,900
Provision for income taxes	1,331	1,539	2,622	2,971
Delaware Franchise Tax	63	45	125	90
Interest expense	13	34	29	68
Interest income	(76)	(11)	(129)	(22)
Depreciation and amortization	620	682	1,233	1,347
Equity-based compensation	801	805	1,601	1,615
Other adjustments (A)	149	79	294	297
Adjusted EBITDA	$7,904	$6,773	$14,018	$13,266
Adjusted EBITDA Margin	28.9%	30.7%	28.7%	30.1%

(A)	Other adjustments consist of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Non-acquisition expansion costs (a)	$81	$(26)	$157	$51
Severance	—	—	—	123
Other (b)	68	105	137	123
Total other adjustments	$149	$79	$294	$297

(a)

For the three months ended June 30, 2018 and 2017, represents accrued earnout of $81 and ($26), respectively, related to our Richmond, VA office expansion.  For the six months ended June 30, 2018 and 2017, represents accrued earnout of $157 and $51, respectively, related to our Richmond, VA office expansion.

(b)

For the three and six months ended June 30, 2018, represents professional fees of $0 and $15, respectively, for services related to the Tax Cuts and Jobs Act, $51 and $105, respectively, related to a sign on bonus paid to a certain employee and professional fees related to the relocation of network equipment of $17 and $17, respectively.  For the three and six months ended June 30, 2017, represents a sign on bonus paid to a certain employee of $105, and professional fees of $0 and $18, respectively, related to a readiness assessment in advance of the requirements of Section 404 of the Sarbanes-Oxley Act as it relates to emerging growth companies.

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Reconciliation of non-GAAP financial measure:
Consolidated net income	$4,193	$3,600	$8,243	$6,900
GAAP Provision for income taxes	1,331	1,539	2,622	2,971
Delaware Franchise Tax	63	45	125	90
Other adjustments (See A in Exhibit 2)	149	79	294	297
Adjusted earnings before provision for income taxes	5,736	5,263	11,284	10,258
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% and 40% assumed tax rate, for 2018 and 2017 respectively)	(1,491)	(2,105)	(2,934)	(4,103)

Adjusted net income	$4,245	$3,158	$8,350	$6,155

GAAP net income per share (B):
Basic and diluted	$0.28	$0.23	$0.55	$0.44

Adjusted earnings per share/unit (B):
Basic	$0.32	$0.24	$0.63	$0.47
Diluted	$0.31	$0.23	$0.61	$0.45

Consolidated net income		$3,600		$6,900
Consolidated GAAP provision for income taxes		1,539		2,971
Delaware Franchise Tax		45		90
Other adjustments (See A in Exhibit 3)		79		297
Adjusted income before provision for income taxes		$5,263		$10,258
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate) (C)		(1,368)		(2,667)
Adjusted net income		$3,895		$7,591
Adjusted earnings per share/unit (B):
Basic		$0.30		$0.59
Diluted		$0.28		$0.55
Shares/units outstanding:
Basic Class A shares outstanding	8,306	8,107	8,306	8,107
Basic Class B shares/units outstanding	4,905	4,853	4,905	4,853
Total basic shares/units outstanding	13,211	12,960	13,211	12,960

Diluted Class A shares outstanding (D)	8,309	8,113	8,309	8,113
Diluted Class B shares/units outstanding (E)	5,391	5,580	5,391	5,580
Total diluted shares/units outstanding	13,700	13,693	13,700	13,693
(B)	GAAP earnings per share is strictly attributable to Class A shareholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B shareholders.
(C)

40% was the assumed tax rate for periods prior to January 1, 2018.  As a result of the Tax Cuts and Jobs Act, the Company has also presented 2017 Adjusted net income and Adjusted earnings per share measures using the assumed tax rate of 26%.

(D)	Includes 3,792 and 5,687 unvested restricted stock units at June 30, 2018 and 2017, respectively.
(E)	Includes 485,151 and 727,725 unvested restricted stock units at June 30, 2018 and 2017, respectively.

Exhibit 4

Silvercrest Asset Management Group Inc.

Consolidated Statements of

Financial Condition
(in thousands)

	June 30, 2018	December 31, 2017
	(Unaudited)
Assets
Cash and cash equivalents	$44,582	$53,822
Investments	138	626
Receivables, net	8,894	9,436
Due from Silvercrest Funds	2,449	1,094
Furniture, equipment and leasehold improvements, net	2,602	2,453
Goodwill	25,168	25,168
Intangible assets, net	10,733	11,578
Deferred tax asset – tax receivable agreement	12,136	11,838
Prepaid expenses and other assets	2,079	1,345
Total assets	$108,781	$117,360
Liabilities and Equity
Accounts payable and accrued expenses	$2,048	$3,506
Accrued compensation	15,833	28,274
Notes payable	—	740
Deferred rent	5,997	3,473
Deferred tax and other liabilities	9,721	9,248
Total liabilities	33,599	45,241
Commitments and Contingencies
Equity
Preferred Stock, par value $0.01,
10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01,
50,000,000 shares authorized; 8,305,684 and 8,142,120 issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	83	81
Class B Common Stock, par value $0.01,
25,000,000 shares authorized; 4,904,888 and 5,059,319 issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	48	49
Additional Paid-In Capital	42,450	41,606
Retained earnings	9,620	7,359
Total Silvercrest Asset Management Group Inc.’s equity	52,201	49,095
Non-controlling interests	22,981	23,024
Total equity	75,182	72,119
Total liabilities and equity	$108,781	$117,360

Exhibit 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended June 30,		% Change From June 30,
	2018	2017	2017
Beginning assets under management	$21.5	$19.3	11.4%
Gross client inflows	2.2	1.8	22.2%
Gross client outflows	(2.3)	(1.6)	43.8%
Market appreciation	0.4	0.4	—%
Ending assets under management	$21.8	$19.9	9.5%

	Six Months Ended June 30,		% Change From June 30,
	2018	2017	2017
Beginning assets under management	$21.3	$18.6	14.5%
Gross client inflows	4.4	3.5	25.7%
Gross client outflows	(4.3)	(3.1)	38.7%
Market appreciation	0.4	0.9	(55.6)%
Ending assets under management	$21.8	$19.9	9.5%

Exhibit 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended June 30,		% Change From June 30,
	2018	2017	2017
Beginning assets under management	$15.9	$14.3	11.2%
Gross client inflows	2.2	1.7	29.4%
Gross client outflows	(2.3)	(1.5)	53.3%
Market appreciation	0.4	0.2	100.0%
Ending assets under management	$16.2	$14.7	10.2%

	Six Months Ended June 30,		% Change From June 30,
	2018	2017	2017
Beginning assets under management	$16.0	$13.8	15.9%
Gross client inflows	4.2	3.3	27.3%
Gross client outflows	(4.1)	(2.9)	41.4%
Market appreciation	0.1	0.5	(80.0)%
Ending assets under management	$16.2	$14.7	10.2%

Exhibit 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended June 30,		% Change From June 30,
	2018	2017	2017
Beginning assets under management	$5.6	$5.0	12.0%
Gross client inflows	—	0.1	(100.0)%
Gross client outflows	—	(0.1)	(100.0)%
Market appreciation	—	0.2	(100.0)%
Ending assets under management	$5.6	$5.2	7.7%

	Six Months Ended June 30,		% Change From June 30,
	2018	2017	2017
Beginning assets under management	$5.3	$4.8	10.4%
Gross client inflows	0.2	0.2	—%
Gross client outflows	(0.2)	(0.2)	—%
Market appreciation	0.3	0.4	(25.0)%
Ending assets under management	$5.6	$5.2	7.7%

Exhibit 8

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended June 30,
	2018	2017
Total AUM as of March 31,	$21.480	$19.345
Discretionary AUM:
Total Discretionary AUM as of March 31,	15.857	14.339
New client accounts/assets	0.240	0.111	(1)
Closed accounts	(0.037)	(0.019)	(2)
Net cash inflow/(outflow)	(0.309)	0.070	(3)
Non-discretionary to discretionary AUM	(0.003)	—	(4)
Market appreciation	0.409	0.209
Change to Discretionary AUM	0.300	0.370
Total Discretionary AUM as of June 30,	16.157	14.709
Change to Non-Discretionary AUM	(0.006)	0.169	(5)
Total AUM as of June 30,	$21.774	$19.884

	Six Months Ended June 30,
	2018	2017
Total AUM as of January 1,	$21.340	$18.602
Discretionary AUM:
Total Discretionary AUM as of January 1,	15.998	13.801
New client accounts/assets	0.293	0.192	(1)
Closed accounts	(0.043)	(0.021)	(2)
Net cash inflow/(outflow)	(0.167)	0.218	(3)
Non-discretionary to discretionary AUM	(0.003)	0.001	(4)
Market appreciation	0.079	0.518
Change to Discretionary AUM	0.159	0.908
Total Discretionary AUM as of June 30,	16.157	14.709
Change to Non-Discretionary AUM	0.275	0.375	(5)
Total AUM as of June 30,	$21.774	$19.884

(1)	Represents new account flows from both new and existing client relationships
(2)	Represents closed accounts of existing client relationships and those that terminated
(3)	Represents periodic cash flows related to existing accounts
(4)	Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM
(5)	Represents the net change to Non-Discretionary AUM

Exhibit 9

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of June 30, 2018

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE [1,2]	ANNUALIZED PERFORMANCE
AS OF 6/30/2018	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	17.3	13.5	13.7	12.7	9.1
Russell 1000 Value Index		6.8	8.3	10.3	11.3	7.3
Small Cap Value Composite	4/1/02	10.4	11.4	12.8	12.6	11.4
Russell 2000 Value Index		13.1	11.2	11.2	11.1	8.7
Smid Cap Value Composite	10/1/05	14.5	14.2	14.0	13.3	10.8
Russell 2500 Value Index		11.5	9.8	10.8	11.1	8.1
Multi Cap Value Composite	7/1/02	16.7	13.2	13.9	13.0	10.1
Russell 3000 Value Index		7.3	8.5	10.4	11.3	8.1
Equity Income Composite	12/1/03	16.6	14.7	14.3	13.9	12.2
Russell 3000 Value Index		7.3	8.5	10.4	11.3	8.2
Focused Value Composite	9/1/04	14.9	14.0	14.3	12.4	11.4
Russell 3000 Value Index		7.3	8.5	10.4	11.3	8.0

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.